UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K


                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


     Date of report (Date of earliest event reported):  November 5, 2004
                                                        ------------------------

                           MEREDITH ENTERPRISES, INC.
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             (Exact Name of Registrant as Specified in Its Charter)


                                    Delaware
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                 (State or Other Jurisdiction of Incorporation)


           0-024594                                       95-4246740
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    (Commission File Number)                   (IRS Employer Identification No.)


3000 Sand Hill Road, Building 2, Suite 120, Menlo Park, California       94025
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    (Address of Principal Executive Offices)                          (Zip Code)


                                 (650) 233-7140
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              (Registrant's Telephone Number, Including Area Code)


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          (Former Name or Former Address, if Changed Since Last Report)


     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

 |_| Written  communications  pursuant to Rule 425 under the  Securities Act
     (17 CFR 230.425)

 |_| Soliciting  material pursuant to Rule 14a-12 under the Exchange Act (17
     CFR 240.14a-12)

 |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01    ENTRY INTO MATERIAL DEFINITIVE AGREEMENT.


         Meredith Enterprises, Inc. has entered into an agreement with the President and CEO of Meredith Enterprises, Inc., Allen K. Meredith whereby:


         (1) Mr. Meredith or his affiliates are required to purchase 20,000 shares of the common stock of Meredith Enterprises, Inc. currently held in treasury by Meredith Enterprises, Inc. on or before March 31, 2005; and


         (2)      Mr.   Meredith  or  his   affiliates   will  pay  to  Meredith
                  Enterprises, Inc. an amount equal to the cost the Company paid to acquire such shares.


ITEM 3.02    UNREGISTERED SALES OF EQUITY SECURITIES.


On November 12, 2004, Meredith Enterprises, Inc. sold 12,000 shares of its of its common stock, $0.01 par value, held in treasury to Meredith III LLC (an affiliate of Allen K. Meredith, the Company's president and CEO) for $13.52 per share, for total proceeds of $162,240. This sale was a private transaction and no underwriters were involved. These shares are not convertible or exchangeable into other securities.



                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be filed on its behalf by the undersigned hereunto duly authorized.


                                               MEREDITH ENTERPRISES, INC.



Dated:  November 12, 2004                      /s/  Charles P. Wingard
                                               ---------------------------------
                                               Charles P. Wingard
                                               Chief Financial Officer